Exhibit 3.1

Constitution

of

Sims Group Limited

ACN 114 838 630

Corporations Act 2001
A Company Limited by Shares
Constitution
of
Sims Group Limited
ACN 114 838 630
1.	Preliminary

1.1	Definitions
In this Constitution, unless the context otherwise requires:
Act means the Corporations Act 2001;
ASIC means Australian Securities and Investments Commission;
ASTC means ASX Settlement and Transfer Corporation Pty Ltd;
ASX means Australian Stock Exchange Limited;
Board means the Directors acting as a Board of Directors;
Business day has the same meaning as in the Listing Rules;
CHESS means the Clearing House Electronic Sub register System established and operated by ASTC;
CHESS approved securities means securities approved by ASTC in accordance with the Settlement Rules;
Company means Sims Group Limited ACN 114 838 630;
Constitution means the constitution of the Company for the time being in force;
Directors means the directors of the Company from time to time, and in clause 35 includes alternate directors;
Financial Year has the meaning given to the term “financial year” in the Act;
Home Branch means the branch of the ASX designated to the Company by the ASX;

Listing Rules means the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List, each as amended or replaced from time to time, except to the extent of any express written waiver granted by ASX;
Member means a person who is entered in the Register as the holder of Shares in the capital of the Company;
Mitsui Associate means:
(a)	a director of any company in the Mitsui Group;

(b)	a director of an entity that controls any company in the Mitsui Group;

(c)	if any company in the Mitsui Group is controlled by an entity that is not a body corporate — each of the persons making up the controlling entity;

(d)	spouses and de facto spouses of any person referred to in paragraphs (a) to (c) inclusive;

(e)	the parents or children of any person referred to in paragraphs (a) to (d) inclusive; or

(f)	any person who directly or indirectly (including as beneficiary under a trust) holds an equity or other ownership interest in any company in the Mitsui Group or an entity that controls any company in the Mitsui Group;
Mitsui Group means Mitsui & Co., Ltd and any related Body Corporate;
Mitsui Group Nominee has the meaning given in clause 19.6A(a);
Month means calendar month;
Office means the registered office for the time being of the Company;
Official List has the same meaning given to the term “official list” in the Listing Rules;
Register means the registers and/or sub registers of Members to be kept under the Act and the Listing Rules;
Related Body Corporate has the same meaning given to the term “related body corporate” in the Act;
Relevant Interest has the same meaning given to it in the Act;
Resolution means a resolution other than a Special Resolution;
Restricted Securities has the same meaning given to it in the Listing Rules;
Secretary means a person appointed as secretary of the Company and also includes any person appointed to perform the duties of secretary on a temporary basis and any duly appointed assistant secretary;
Settlement Rules means the settlement rules of the ASTC as amended or replaced from time to time;
Shares means shares in the capital of the Company; and

Special Resolution has the same meaning given to the term “special resolution” in the Act.
1.2	Corporations Act 2001 and Listing Rules definitions
In this Constitution, unless the context otherwise requires, if an expression is defined in, or given a meaning for the purposes of, the Act or the Listing Rules that expression has the same definition or meaning in this Constitution to the extent that it relates to the same matter for which it is defined or given a meaning in the Act or the Listing Rules.
1.3	Interpretation
In this Constitution, unless the context otherwise requires:
(a)	a reference to:
(i)	the singular includes the plural and the other way round;

(ii)	a gender includes every gender;

(iii)	the Act, any section, regulation or schedule of the Act or any other legislation is a reference to that law as amended, consolidated, supplemented or replaced;

(iv)	in writing or written includes printing, lithography, photography and other means of representing or reproducing words in a visible form;

(v)	paid up or paid includes credited as paid up or paid;

(vi)	dividend includes bonus;

(vii)	any person includes a reference to any individual, company, body corporate, association, partnership, firm, joint venture, trust or government agency;

(viii)	a person includes the person’s successors and legal personal representatives;

(ix)	a body (including an institute, association, authority or government agency) whether statutory or not:
(A)	which ceases to exist; or

(B)	whose powers are transferred to another body,
is a reference to the body which replaces it or which substantially succeeds to its powers or functions;
(x)	the word including or includes means including but not limited to or including without limitation; and
(b)	headings are for convenience only and must be ignored in interpreting this Constitution.
1.4	Replaceable rules not to apply
To the maximum extent permitted by the Act, the provisions of the Act which apply as replaceable rules are displaced completely by this Constitution in relation to the Company.

1.5	Constitution subject to the Act
This Constitution is subject to the Act. Where there is any inconsistency between a clause of this Constitution and the Act, the Act prevails to the extent of the inconsistency.
1.6	Listing Rules and Settlement Rules only to have effect if Company is listed
In this Constitution, a reference to the Listing Rules or Settlement Rules has effect only if at the relevant time the Company is admitted to the Official List and is otherwise to be disregarded.
1.7	Constitution subject to Listing Rules if Company is listed
If the Company is admitted to the Official List, the following clauses apply:
(a)	Despite anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done.

(b)	Nothing contained in this Constitution prevents an act being done that the Listing Rules requires to be done.

(c)	If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d)	If the Listing Rules require this Constitution to contain a provision and it does not contain that provision, this Constitution is deemed to contain that provision.

(e)	If the Listing Rules require this Constitution not to contain a provision and it contains that provision, this Constitution is deemed not to contain that provision.

(f)	If any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.
1.8	Limited liability of members
The Company is a company limited by shares.
2.	Share Capital
2.1	Allotment and issue of Shares under control of Directors
The Directors control the allotment and issue of Shares. Subject to the Act and the Listing Rules, the Directors:
(a)	may allot, issue or otherwise dispose of Shares to any persons, on any terms and conditions, at that issue price and at those times as the Directors think fit;

(b)	have full power to give any person a call or option over any Shares during any time and for any consideration as the Directors think fit; and

(c)	may issue Shares with any preferential, deferred or special rights, privileges or conditions or with any restrictions (whether in regard to dividend, voting, return of Share capital or otherwise) as the Directors determine.

2.2	Company may issue preference Shares
The Company may issue preference Shares including preference Shares which are, or which at the option of the Company or holder may be, liable to be redeemed or converted into ordinary Shares.
2.3	Rights of holders of preference Shares
All preference Shares issued by the Company confer on the holders of those preference Shares:
(a)	the same rights as holders of ordinary Shares to receive notices, reports and accounts and to attend general meetings of the Company; and

(b)	the right to vote in each of the following circumstances and in no others:
(i)	during a period when a dividend (or part of a dividend) for the Share is in arrears;

(ii)	on a proposal to reduce the Company’s share capital;

(iii)	on a Resolution to approve the terms of a buy-back agreement;

(iv)	on a proposal that affects rights attached to the Share;

(v)	on a proposal to wind up the Company;

(vi)	on a proposal to dispose of the whole of the Company’s property, business and undertaking; and

(vii)	during the winding up of the Company.
2.4	Deferred Shares
The Company may issue deferred Shares which confer on the holders of those Shares:
(a)	the same rights as holders of ordinary Shares to receive notices, reports and accounts and to attend general meetings of the Company;

(b)	no right to receive dividends;

(c)	no rights to receive or participate in a distribution of surplus assets on a winding up; and

(d)	the right to vote in each of the following circumstances and in no others:
(i)	during a period when a dividend (or part of a dividend) for the Share is in arrears;

(ii)	on a proposal to reduce the Company’s share capital;

(iii)	on a Resolution to approve the terms of a buy-back agreement;

(iv)	on a proposal that affects rights attached to the Share;

(v)	on a proposal to wind up the Company;

(vi)	on a proposal to dispose of the whole of the Company’s property, business and undertaking; and

(vii)	during the winding up of the Company.
2.5	Non-voting Ordinary Shares
The Company may issue Non-voting Ordinary Shares which confer on the holders of those Shares:
(a)	the same rights as holders of ordinary Shares to receive notices, reports and accounts and to attend general meetings of the Company;

(b)	the same rights as holders of ordinary Shares to receive dividends;

(c)	the same rights as holders of ordinary Shares to receive or participate in a distribution of surplus assets on a winding up;

(d)	the right to vote in each of the following circumstances and in no others:
(i)	during a period when a dividend (or part of a dividend) for the Share is in arrears;

(ii)	on a proposal to reduce the Company’s share capital;

(iii)	on a Resolution to approve the terms of a buy-back agreement;

(iv)	on a proposal that affects rights attached to the Share;

(v)	on a proposal to wind up the Company;

(vi)	on a proposal to dispose of the whole of the Company’s property, business and undertaking; and

(vii)	during the winding up of the Company; and
(e)	the right, obligation or ability to convert the Non-voting Ordinary Shares into ordinary Shares in accordance with their terms of issue.
2.6	Brokerage or commission
Subject to the provisions and restrictions contained in the Act and the Listing Rules, the Company may pay brokerage or commission to any person in consideration of that person subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares in the Company or for procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares in the Company. Any brokerage or commission may be paid or satisfied in cash, Shares, debentures or other securities of the Company or otherwise as the Directors determine.
2.7	Joint Holders
2 or more persons registered as the holders of any Share are deemed to hold the Share as joint tenants with benefits of survivorship, subject to the following provisions:
(a)	the joint holders are jointly and severally liable for all payments (including calls and instalments) made for the Share;

(b)	if a joint holder dies, the survivor or survivors are the only person or persons recognised by the Company as having any title to the Share, but the Directors may require evidence of death;

(c)	any 1 joint holder may give a valid receipt for any dividend, bonus or return of capital payable to the joint holders; and

(d)	delivery of a notice or a certificate for a Share to any joint holder is sufficient delivery to all the joint holders.

2.8	More than 3 persons registered
If more than 3 persons are noted in the Register as holders of securities of the Company, or a request is made to register more than 3 persons then (except in the case of executors or trustees or administrators of a deceased Member), the first 3 persons named in the Register or the request (as the case may be) are deemed to be the holders of those securities and no other persons will be regarded by the Company as a holder of those securities for any purpose.
2.9	Recognition of trusts or other interests
Subject to the provisions of the Act, the Company is entitled to treat the registered holder of any Shares as the absolute owner of those Shares and, accordingly, the Company is not bound to recognise (whether or not it has notice):
(a)	a person as holding a Share on any trust; or

(b)	any equitable, contingent, future or partial interest in any Share or unit of a Share.

3.	Certificates

3.1	Certificated holdings
The provisions of this clause 3 apply only to the extent that the Company is required by the Act, the Listing Rules or the Settlement Rules to issue certificates for Shares or other marketable securities of the Company, and then only for those Shares or other marketable securities for which certificates are required to be issued.
3.2	Issue of certificates
Subject to this Constitution, where the Company is required by the Act, the Listing Rules or the Settlement Rules to issue certificates for Shares or other marketable securities of the Company, the certificates must be issued in accordance with the Act, the Listing Rules and Settlement Rules and must include all information required by the Act, the Listing Rules and Settlement Rules.
3.3	Entitlement of Member to certificate
Subject to this Constitution, every Member is entitled for free to 1 certificate for each class of Shares or other marketable securities registered in its name or to several certificates each for a reasonable proportion of those Shares or marketable securities.
3.4	Certificate for joint holders
Where Shares or other marketable securities are registered in the names of 2 or more persons, only 1 certificate is required to be issued for each class of those Shares or marketable securities.
3.5	Cancellation of certificate on transfer
(a)	Subject to this Constitution, on every application to register the transfer of any Shares or other marketable securities or to register any person as a Member in respect of any Shares or other marketable securities which may have been transmitted to that person by operation of law, the certificate for those Shares or other marketable securities must be delivered up to the Company for cancellation.

(b)	The Company must issue a new certificate in similar form specifying the Shares or other marketable securities transferred or transmitted and deliver it to the transferee or transmittee within 5 business days after the registrable transfer or transmission notice is lodged with the Company.

(c)	If registration is required for some only of the Shares or other marketable securities specified on the certificate delivered up to the Company, a new certificate specifying the Shares or other marketable securities remaining untransferred or untransmitted must be delivered to the transferor.

3.6	Replacement of certificates

(a)	The Company must issue a replacement certificate:
(i)	if the certificate is worn out or defaced, on production of the certificate to the Company to be replaced and cancelled; or

(ii)	if the certificate is lost or destroyed, on the Company being furnished with:
(A)	evidence that the certificate has been lost or destroyed, and has not been disposed of or pledged, as is required by the Act;

(B)	an undertaking to return the certificate, if found, as required by the Act; and

(C)	if the Directors consider it necessary, a bond or indemnity as the Act authorises the Directors to require.
(b)	The Company must issue all replacement certificates within 5 business days after receiving the original certificate or evidence of loss or destruction.
4.	CHESS

4.1	Participation in CHESS
While the Company is admitted to the Official List it must participate in CHESS to the extent required by the Listing Rules.
4.2	Compliance with Settlement Rules
The Company must comply with the Settlement Rules if any of its securities are CHESS approved securities. In particular the Company must comply with the requirements of the Settlement Rules and Listing Rules about maintenance of registers, issuing holding statements and transfers in relation to its CHESS approved securities.
4.3	Registers
If the Company’s securities are CHESS approved securities, in addition to the CHESS sub register, the Company must provide for an issuer sponsored sub register, or a certificated sub register, or both (at least if the Company has Restricted Securities on issue).

4.4	No interference with proper ASTC transfer
The Company must not prevent, delay or interfere with the generation of a proper ASTC transfer or the registration of a paper-based transfer in registrable form (which satisfies the requirements of clause 8), except as permitted by clause 8.4, the Listing Rules or Settlement Rules.
5.	Lien

5.1	Lien

(a)	The Company has a first and paramount lien on every Share for:
(i)	unpaid calls and instalments on those Shares;

(ii)	any amount owing to the Company for Shares acquired under an employee incentive scheme; and

(iii)	any amount the Company is required by law to pay (and has paid) in respect of the Share of a Member or deceased Member.
(b)	A lien extends to reasonable interest at any rates the Directors may determine, and expenses incurred because the amount is not paid.
5.2	Extent of lien
The Company’s lien on a Share extends to all dividends, bonuses and other moneys payable for the Share including the proceeds of sale of the Share. The Company may deduct or set-off against any dividends, bonuses or other moneys subject to the Company’s lien any moneys due and payable to the Company.
5.3	Exemption from lien
The Directors may at any time declare any Share to be wholly or in part exempt from the provisions of clauses 5.1 and 5.2.
5.4	Sale under lien
Subject to clause 7, the Company may sell or otherwise dispose of any Shares on which the Company has a lien in any manner if, and only if:
(a)	an amount in respect of which the lien exists is presently payable (the Sum); and

(b)	30 days has expired from the Company giving written notice (Notice) to the registered holder of the Shares, or to the person entitled to the Shares because of the death or bankruptcy of the registered holder; and

(c)	the Notice specified:
(i)	the Sum; and

(ii)	that payment must be made by a date at least 10 business days after the date of the Notice; and

(iii)	a reasonable place and method for payment; and

(iv)	that if payment were not made as required, the Shares would be sold under the lien; and
(d)	the Notice has not been complied with.
5.5	Proceeds of sale of Shares sold under lien
The Company must:
(a)	apply the net proceeds of Shares sold under lien (after payment of all costs and expenses incurred in selling the Shares) (Net Proceeds) in payment of the Sum; and

(b)	pay the balance of the Net Proceeds to the person registered as the holder of the Shares immediately before the Shares were sold or as that person directs.
The remedy of any person aggrieved by the sale or disposal of its Shares under this clause is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.
5.6	Transfer on sale under lien

(a)	The Company must register the purchaser as holder of the Shares transferred.

(b)	The purchaser of the Shares transferred is not bound to see that the purchase money is properly applied as set out in this clause 5.

(c)	The purchaser’s title to the Shares is unaffected by any irregularity or invalidity in connection with the sale or the application of the purchase money.

5.7	Company may forfeit instead
If clause 7 applies to a Share on which a call is unpaid, the Company may choose which of the sale and other procedures under clauses 5 and 7 it will use. Choosing to use procedures under one of those clauses does not limit the Company’s rights under the other clause.
6.	Calls

6.1	Directors may make calls

(a)	The Directors may make calls as they think fit on the Members for all moneys unpaid on Shares held by those Members which are not moneys made payable by the conditions of allotment at fixed times.

(b)	A call is deemed to have been made when the Resolution of the Directors authorising that call was passed.

(c)	A call may be made payable by instalments.

(d)	The Directors may revoke or postpone a call.

6.2	Notice of calls
The Company must give written notice of a call at least 30 business days before the call is due. The notice must specify the time and place for payment and any other information required by the Listing

Rules. The non-receipt of any notice by, or the accidental omission to give notice of any call to, any Member will not invalidate the call.
6.3	Difference in terms of issue as to calls
The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the time for payment of those calls.
6.4	Fixed payments deemed calls
Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any fixed date, will for the purposes of this Constitution be deemed to be a call duly made and payable on the date on which the sum is payable. In case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise will apply as if the sum had become payable by virtue of a call duly made and notified.
6.5	Interest on sums not paid
A sum called in respect of a Share and not paid on or before the date for payment bears interest from the date for payment to the time of actual payment at any rates as the Directors may determine. The Directors may waive payment of interest, either in whole or in part.
6.6	Payment of calls
Each Member must pay the amount of every call made on it at the times and places appointed by the Directors.
6.7	Proof of calls
In any proceeding to recover moneys due for any call, it is sufficient and conclusive evidence of the debt if it is proved that:
(a)	the name of the Member sued is entered in the Register as the holder or 1 of the holders of the Shares in respect of which the call was made; and

(b)	the Resolution making the call was recorded in the minute book; and

(c)	notice of the call was given to the Member sued in accordance with this Constitution.

6.8	Prepayment of calls
The Directors may receive from any Member willing to advance it, all or any part of the amount unpaid on the Shares held by that Member beyond the sums actually called up. The Directors may then either:
(a)	if the Member so requests, make a call on the Member for the amount advanced, pro rata in respect of all Shares held by that Member on which moneys remain unpaid or on any other basis as agreed between that Member and the Directors; or

(b)	authorise payment by the Company of interest on the whole or any part of the amount so received until the amount becomes due or is repaid at the rate agreed between the Member paying the sum in advance and the Directors. The Directors may at any time authorise repayment of the whole or any part of the amount paid in advance on giving the Member 1 Month’s notice of the date for repayment.

7.	Forfeiture of Shares

7.1	Forfeiture on non-payment of calls
Unless the Directors otherwise determine, any Share on which a call is unpaid 14 days after the day for its payment has expired will be absolutely forfeited without any Resolution of the Directors or other proceeding being required. Subject to the Act and the Listing Rules, the Directors may then proceed to cancel or sell the forfeited Shares.
7.2	Evidence of forfeiture
A written statement declaring that the person making the statement is a Director or Secretary of the Company and that a Share in the Company has been forfeited on a date stated in the statement, is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to the Share.
7.3	Effect of forfeiture
On forfeiture of a Share:
(a)	the person whose Share is forfeited will cease to be a Member in respect of the forfeited Share;

(b)	that person will lose all entitlements to dividends declared in respect of the forfeited Share and not actually paid; and

(c)	that person remains liable to pay the Company all money which, at the date of forfeiture, was payable by it to the Company in respect of the forfeited Share together with interest on that amount from the date of forfeiture until payment at the rate determined by the Directors. The Directors are under no obligation to enforce payment.

7.4	Sale of forfeited Share

(a)	If the Directors determine to sell any forfeited Shares, the Company may dispose of any forfeited Shares on any terms and in any manner as the Directors determine, and in accordance with any applicable requirements of the Act and the Listing Rules.

(b)	The Company may do all things necessary to give effect to the sale of the forfeited Shares, including authorising a Director or any other person to:
(i)	execute a transfer of the Shares sold in favour of the purchaser of the Shares; and

(ii)	do all acts and things as are necessary or desirable under the Act, the Listing Rules or Settlement Rules, to effect a transfer and to enable the forfeited Shares to be disposed of.
(c)	The Company must register the transferee as holder of the Shares forfeited.

(d)	The transferee of the forfeited Shares is not bound to see that forfeit money is properly applied as set out in this clause 7. The transferee’s title to the Shares is unaffected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the Shares.

7.5	Proceeds of sale
The proceeds of sale of any forfeited Shares received by the Company must be applied in payment of:
(a)	first, the expenses of the sale;

(b)	secondly, any expenses necessarily incurred in connection with the forfeiture, including any interest accrued;

(c)	thirdly, the calls then due and unpaid; and

(d)	the balance (if any) must be paid to the Member whose Shares have been sold within 5 business days of the Company receiving the proceeds of sale.

7.6	Redemption of forfeited Shares

(a)	A Share belonging to a person which has been forfeited may be redeemed at any time up to, but not including, the day on which the Share is intended to be sold, by payment to the Company of all calls due on the Share and any other costs and expenses which may be permitted by the Act and the Listing Rules, and on payment the person is entitled to the Share as if the forfeiture had not occurred.

(b)	The remedy of any person aggrieved by the sale or disposal of its Shares under this clause is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

7.7	Surrender of Shares
The Directors may accept the surrender of any Share which they are entitled to forfeit on any terms they think fit and any Share so surrendered may be disposed of in the same manner as a forfeited Share.
8.	Transfer of Shares

8.1	Transfer document
Subject to this Constitution, the Act, the Listing Rules and Settlement Rules a Member may transfer all or any Shares by a transfer document duly stamped (if necessary) and delivered to the Company. The transfer document must be in writing in the usual or common form or in any other form as the Directors may from time to time prescribe or, in particular circumstances, agree to accept and must be signed by or on behalf of the transferor or as otherwise permitted by the Act.
8.2	Registration procedure
Subject to this Constitution, the Act, the Listing Rules and Settlement Rules every transfer document must be delivered to the Company accompanied by the certificate for the Shares to be transferred and any other evidence the Directors may require to prove the title of the transferor or its right to transfer the Shares. The Company must retain all transfer documents registered but any transfer document which the Directors refuse to register must (except in the case of fraud or suspected fraud) be returned on demand to the person who deposited that document.
8.3	Registration of transfer
Subject to clause 8.4, the Company must register each registrable paper-based transfer of Shares which complies with clauses 8.1 and 8.2, the Act and the Listing Rules and must do so without charge.

8.4	Restrictions on transfer
Subject to the Act, the Listing Rules and Settlement Rules, the Directors may in their absolute discretion ask ASTC to apply a holding lock to prevent a proper ASTC transfer, or refuse to register a paper-based transfer, of a Share where:
(a)	the Company has a lien on the Shares the subject of the transfer;

(b)	the Company is served with a court order that restricts a Member’s capacity to transfer the Shares;

(c)	registration of the transfer may break an Australian law and the ASX has agreed in writing to the application of a holding lock (which must not breach the Settlement Rules) or that the Company may refuse to register a transfer;

(d)	if the transfer is paper-based, either a law related to stamp duty prohibits the Company from registering it or the Company is otherwise allowed to refuse to register it under the Listing Rules;

(e)	the transfer does not comply with the terms of any employee incentive scheme of the Company;

(f)	if the transfer is paper-based, registration of the transfer will create a new holding which at the time of the transfer is lodged is less than a marketable parcel as defined in the Listing Rules;

(g)	the relevant Member has agreed in writing to the application of a holding lock (which must not breach the Settlement Rules) or that the Company may refuse to register a transfer; or

(h)	if otherwise permitted under the Listing Rules.

8.5	Notice of refusal to register

(a)	If the Company refuses to register a paper-based transfer under clause 8.4, it must tell the lodging party in writing of the refusal and the reason for it, within 5 business days after the date on which the transfer was lodged.

(b)	If the Company asks ASTC to apply a holding lock under clause 8.4, it must tell the holder of the Shares in writing of the holding lock and reason for it, within 5 business days after the date in which it asked for the holding lock.

8.6	Transfer not complete until name entered in the Register
Subject to the Settlement Rules, the transferor of a Share remains the holder of the Share until the name of the transferee is entered in the Register in respect of that Share.
9.	Transmission of Shares

9.1	Death of a Member
If a Member dies:
(a)	and the Member was a joint holder of any Shares, the surviving joint holder (or holders) is (or are) the only person (or persons) recognised by the Company as having any title to or interest in those Shares; and

(b)	the legal personal representatives of the Member (not being 1 of 2 or more joint holders) are the only persons recognised by the Company as having any title to or interest in the Shares registered in its name.
9.2	Transmission on death or bankruptcy
Any person becoming entitled to a Share because a Member dies or becomes bankrupt, or otherwise by operation of law, on producing the evidence of entitlement which the Directors may require, may elect either to be registered personally as the holder of the Share or to have some person nominated by it registered as the transferee of that Share.
9.3	Election as to registration on transmission
If the person becoming entitled to a Share:
(a)	elects to be registered personally, he or she must deliver or send to the Company a personally signed written notice stating that election; or

(b)	elects to have another person registered, he or she must effect a transfer of the Share in favour of that person.
All the limitations, restrictions and provisions of this Constitution relating to the right to transfer, the form of transfer and the registration of transfers of Shares will be applicable to any notices or transfers.
10.	Alteration of capital

10.1	Company’s power to alter capital
The Company may, by Resolution passed at a general meeting:
(a)	consolidate all or any of its Shares into Shares of a larger amount;

(b)	subdivide its Shares or any of them into Shares of a smaller amount, but so that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each subdivided Share is the same as it was for the Share from which the subdivided Share is derived; or

(c)	cancel Shares which have been forfeited, subject to the requirements of the Listing Rules.

10.2	Dealing with fractions
Subject to the Act, the Directors may do anything required to give effect to any resolution which alters the Company’s share capital. Where a Member becomes entitled to a fraction of a Share on a consolidation, this power includes:
(a)	making cash payments;

(b)	determining that fractions may be disregarded to adjust the rights of all parties;

(c)	appointing a trustee to deal with any fractions on behalf of Members; and

(d)	rounding up each fractional entitlement to the nearest whole Share by capitalising any amount available for capitalisation even though only some of the Members may participate in the capitalisation.

10.3	Reduction of capital
Subject to the Act and the Listing Rules, the Company may reduce its capital in any manner, including by way of distributing specific assets, including securities of the Company or of any other corporation, trust or entity.
10.4	Power to buy back Shares
The Company may, in accordance with the Act and the Listing Rules, buy back its own Shares on any terms and conditions determined by the Directors. The consideration paid for a buy back of Shares may include specific assets, including securities of the Company or of any other corporation, trust or entity.
11.	Variation or cancellation of rights

11.1	Variation or cancellation of rights of class of Shares
Subject to the Act and the Listing Rules, all or any of the rights and privileges attached to any class of Shares (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or cancelled, including by converting or reclassifying Shares from one class to another:
(a)	with the written consent of holders of at least 75% of the Shares issued in that class; or

(b)	with the approval of a Special Resolution passed at a meeting of holders of the Shares of that class. The provisions of this Constitution relating to notice of meetings, quorum at a meeting, the appointment of a chairperson and of proxies, attorneys and representatives, the depositing and form and validity of proxies and the conduct of general meetings will apply to any meeting of that class to approve that Resolution.

11.2	No consent or sanction required for redemption
A consent or sanction referred to in clause 11.1 is not required to redeem any Shares or vary any other rights attaching to any Shares where that redemption or variation is in accordance with the terms of issue of those Shares.
11.3	No variation by issue of further Shares ranking equally
The rights conferred on the holders of the Shares of any class will not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking equally in respect of those rights.
12.	Restricted Securities
The Company must comply with all the requirements of the Listing Rules relating to Restricted Securities. Despite any other provisions of this Constitution:
(a)	Restricted Securities cannot be disposed of (as the term “disposed” is defined in the Listing Rules) during the escrow period for those Restricted Securities, except as permitted by the Listing Rules or the ASX;

(b)	the Company must refuse to acknowledge a disposal (including registering a transfer) of Restricted Securities during the escrow period for any Restricted Securities except as permitted by the Listing Rules or the ASX; and

(c)	during a breach of the Listing Rules relating to Restricted Securities, or a breach of a restriction agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.

13.	Proportional takeover bids

13.1	Definitions
In this clause 13:
Approving resolution has the same meaning as in section 648D of the Act;
Approving resolution deadline has the same meaning as in section 648D of the Act;
Associate has the meaning specified in section 9 of the Act for the purposes of Chapter 6 of the Act; and
Proportional takeover bid has the meaning specified in section 9 of the Act.
13.2	Prohibition on registration of transfer unless takeover scheme approved
Where an offer has been made under a proportional takeover bid in respect of Shares included in a class of Shares in the Company, registration of a transfer to effect a contract resulting from the acceptance of an offer made under the proportional takeover bid is prohibited unless and until a resolution to approve the proportional takeover bid is passed in accordance with this Constitution.
13.3	Approving resolution
An approving resolution is to be voted on at a meeting, convened and conducted by the Company, of the persons entitled to vote on that resolution under the Act.
13.4	Entitlement to vote on approving resolution
A person (other than the bidder or an associate of the bidder) who, as at the end of the day on which the first offer under the proportional takeover bid was made, held Shares included in that class is entitled to vote on an approving resolution and, for the purposes of so voting, is entitled to 1 vote for each of those Shares.
13.5	Bidder and associates not entitled to vote
The bidder or an associate of the bidder is not entitled to vote on an approving resolution.
13.6	Approving resolution passed
An approving resolution is taken to have been passed if the proportion which the number of votes in favour of the resolution bears to the total number of votes on the Resolution is greater than 50%, and otherwise is taken to have been rejected.
13.7	General meeting provisions to apply
The provisions of this Constitution which apply to a general meeting of the Company apply, with any modifications as the circumstances require, to a meeting convened under this clause and apply as if that meeting were a general meeting of the Company.

13.8	Meeting to be held before approving resolution deadline
Where takeover offers have been made under a proportional takeover bid, then the Directors of the Company must ensure that a Resolution to approve the proportional takeover bid is voted on in accordance with this clause before the approving resolution deadline in relation to the proportional takeover bid.
13.9	Notice as to whether approving resolution is passed
Where a resolution to approve a proportional takeover bid is voted on in accordance with this clause, before the approving resolution deadline in relation to the proportional takeover bid, the Company must, on or before the approving resolution deadline:
(a)	give to the bidder; and
(b)	serve on the Home Branch;
a written notice stating that a resolution to approve the proportional takeover bid has been voted on and that the resolution has been passed, or has been rejected, as the case may be.
13.10	Approving resolution deemed to have been passed
Where, as at the end of the day before the approving resolution deadline in relation to a proportional takeover bid under which offers have been made, no Resolution to approve the proportional takeover bid has been voted on in accordance with this clause, then a resolution to approve the proportional takeover bid is, for the purposes of this clause, deemed to have been passed in accordance with this clause.
13.11	Effect of this clause
This clause ceases to have effect on the third anniversary of the later of the date of its adoption or of its most recent renewal.
14.	Unmarketable parcels
14.1	Definitions
In this clause:
Effective Date means the date immediately following the expiry of the period referred to in the notice given by the Company to Unmarketable Parcel Holders in accordance with this clause;
Marketable Parcel means a number of Shares equal to a marketable parcel as defined in the Listing Rules, calculated on the day before the Company gives notice under clause 14.2;
Unmarketable Parcel means a number of Shares which is less than a Marketable Parcel;
Unmarketable Parcel Holder means a Member holding an Unmarketable Parcel.
14.2	Notice to Unmarketable Parcel Holder
The Company may give written notice to an Unmarketable Parcel Holder advising of the Company’s intention to sell its Unmarketable Parcel under this clause, unless the Unmarketable Parcel Holder, within 6 weeks from the date the notice is sent by the Company, gives written notice to the Company that it wishes to retain its Shares in which case the provisions of this clause will not apply to the Shares held by that Unmarketable Parcel Holder.
14.3	Revocation or withdrawal of notice
If an Unmarketable Parcel Holder has given written notice to the Company that it wishes its Shares to be exempted from this clause, it may at any time before the Effective Date revoke or withdraw that notice and the provisions of this clause will then apply to the Shares held by that Unmarketable Parcel Holder.
14.4	Sale of Unmarketable Parcels
Subject to clause 14.2, on and from the Effective Date, the Company may sell or otherwise dispose of the Shares held by each Unmarketable Parcel Holder on any terms and in that manner and at those times which the Directors determine. For the purpose of selling or disposing of those Shares, each Unmarketable Parcel Holder irrevocably:
(a)	appoints the Company as its agent to sell all the Shares it holds;
(b)	appoints the Company and each Director and Secretary from time to time jointly and severally as its attorney in its name and on its behalf to effect a transfer document for its Shares and to otherwise act to effect a transfer of its Shares; and
(c)	appoints the Company as its agent to deal with the proceeds of sale of those Shares in accordance with this clause.
14.5	Company to pay all costs
The Company will pay all costs and expenses of the sale and disposal of Unmarketable Parcels under this clause.
14.6	Title of purchaser of Unmarketable Parcel
Once the name of the purchaser of the Shares sold or disposed of in accordance with this clause is entered in the Register for those Shares, the title of the purchaser to those Shares is not affected by any irregularity or invalidity in connection with the sale or disposal of those Shares and the validity of the sale may not be impeached by any person.
14.7	Remedy of Unmarketable Parcel Holder
The remedy of any Unmarketable Parcel Holder who is aggrieved by the sale or disposal of its Shares under this clause is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.
14.8	Evidence of sale in accordance with this clause
A written statement declaring that the person making the statement is a Director or Secretary of the Company and that the Shares of an Unmarketable Parcel Holder have been dealt with in accordance with this clause, is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to those Shares.
14.9	Receipt of proceeds of sale
The Company’s receipt of the sale proceeds of the Shares of an Unmarketable Parcel Holder is a good discharge to the purchaser of all liability in respect of the purchase of those Shares and the purchaser will not be bound to see to the application of the money paid as consideration.

14.10	Company to deal with proceeds of sale
The Company will receive the proceeds of sale of the Shares of each Unmarketable Parcel Holder and will deal with those proceeds as follows. It must:
(a)	pay the proceeds into a separate bank account which it opens and maintains for that purpose;
(b)	hold the proceeds in trust for the Unmarketable Parcel Holder;
(c)	immediately it receives the proceeds, notify the Unmarketable Parcel Holder in writing of the receipt and that the proceeds are being held by the Company pending receipt of the share certificate (if any) for those Shares sold or disposed of or, if those certificates have been lost or destroyed, a statement and undertaking in accordance with the Act, and seeking instructions from the Unmarketable Parcel Holder as to how the proceeds are to be dealt with;
(d)	deal with the sale proceeds as instructed by the Unmarketable Parcel Holder on whose behalf they are held if the Member provides the Company with the certificate (if any) for those Shares or, if that certificate has been lost or destroyed, a statement and undertaking in accordance with the Act; and
(e)	if the whereabouts of the Unmarketable Parcel Holder are unknown or no instructions are received from the Unmarketable Parcel Holder within 2 years of the proceeds being received by the Company, deal with those proceeds according to the applicable laws dealing with unclaimed moneys.
14.11	Overriding effect of this clause
Subject to clauses 1.7 and 14.12, the provisions of this clause 14 have effect despite any other provision of this Constitution.
14.12	Clause ceases to have effect following announcement of takeover bid
This clause 14 ceases to have effect following the announcement of a takeover bid but, despite clause 14.13, the procedures set out in this clause may be started again after the close of the offers made under the takeover bid.
14.13	Clause may be invoked only once in any 12 Month period
The provisions of this clause may be invoked only once in any 12 Month period.
15.	General meetings
15.1	Annual general meetings
Annual general meetings of the Company must be held in accordance with the Act and the Listing Rules. The business of an annual general meeting may include:
(a)	receiving and considering the statement of financial performance and statement of financial position and the reports of the Directors and of the auditors and the statement of the Directors;
(b)	electing Directors;

(c)	appointing the auditor; and

(d)	fixing the remuneration of the auditor;
whether or not this is stated in the notice of meeting.
15.2	General meetings

(a)	The Directors may convene a general meeting of the Company whenever they think fit.

(b)	A Director may call a meeting of the Members.
15.3	Members may requisition meeting
Members may requisition the holding of a general meeting in accordance with the Act and the Directors must convene a general meeting in accordance with the time limits under the Act.
15.4	Notice of general meeting
Notice of every annual general meeting, general meeting or meeting of any class of Members must be given in the manner provided by this Constitution and the Act to the Members and those persons who are otherwise entitled under this Constitution to receive notices.
15.5	Contents of notice of general meeting
Every notice convening a general meeting must include or be accompanied by all information required by the Act and the Listing Rules and must at least:
(a)	set out the place, the day and time for the meeting (and, if the meeting is to be held in 2 or more places, the technology that will be used to facilitate this);
(b)	subject to clause 15.1, state the general nature of the business to be transacted at the meeting and any Special Resolution to be proposed;

(c)	include a statement that:
(i)	a Member entitled to attend and vote is entitled to appoint a proxy;
(ii)	a proxy need not be a Member; and
(iii)	a Member who is entitled to cast 2 or more votes may appoint 2 proxies and may specify the proportion or number of votes each proxy is appointed to exercise;
(d)	be accompanied by an instrument of proxy in the form described in this Constitution or in any other form as the Directors may from time to time prescribe or accept;

(e)	include information about how instruments of proxy can be delivered to the Company; and
(f)	if required by the Listing Rules, include a voting exclusion statement.
15.6	Omission to give notice
Except as prescribed by the Act, the accidental omission to give notice of a meeting to any Member or the non-receipt of notice of a meeting by any Member does not invalidate any of the proceedings at that meeting.

15.7	Changes to general meeting
The Directors may change the venue for, and postpone or cancel a general meeting if they consider that the meeting has become unnecessary, or that a postponement is in the interests of Members, or that the venue would be unreasonable or impractical, or a change is otherwise necessary to conduct the meeting efficiently. However, a meeting called to comply with a Members’ requisition may not be postponed or cancelled unless those who requisitioned the meeting first consent in writing.
16.	Proceedings at general meeting
16.1	Member deemed to be present
A Member may attend a general meeting at which it is entitled to be present, and is deemed to be present, in any of the following ways:
(a)	in person;
(b)	by attorney;
(c)	by proxy;
(d)	in the case of a Member which is a body corporate, by a representative appointed under section 250D of the Act.
16.2	Attorney of Member
Any Member may appoint an attorney to act on its behalf at all meetings of the Company or all meetings of the Company during a specified period. Before the first meeting at which the attorney acts on the Member’s behalf, the power of attorney validly appointing the attorney must be deposited at the Office or at any place specified in the notice convening that meeting.
16.3	Representative of body corporate
Any Member being a body corporate may, in accordance with the Act, by Resolution of its Directors authorise any person to act as its representative at any meeting. That representative is then entitled to exercise the same powers as the body corporate appointing the representative could have exercised as a Member, if it were a natural person.
16.4	Quorum for general meeting
No business may be transacted at any general meeting unless a quorum is present at the start of the business. A quorum is 3 Members who are present.
16.5	No quorum
If a quorum is not present within 30 minutes after the time appointed for the meeting;
(a)	any meeting convened on a requisition of Members is dissolved;
(b)	any other meeting stands adjourned to the same day in the next week at the same time and place or to any other day, time and place as the Directors may appoint by notice to the Members. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the adjourned meeting, then those Members who are present in person are deemed to be a quorum and may transact the business for which the meeting was called.

16.6	Chairperson of general meeting
(a)	The chairperson of the Directors, or, in the chairperson’s absence, the deputy chairperson (if any) will be entitled to take the chair at every general meeting. If there is no chairperson or if at any meeting the chairperson is not present within 30 minutes after the time appointed for holding the meeting or if the chairperson is unwilling to act, the Directors present may choose a chairperson. If the Directors do not choose a chairperson, the Members present must choose 1 of the Directors to be chairperson, and if no Director is present or willing to take the chair, the Members must choose 1 of the Members to be chairperson.
(b)	The chairperson may, in the case of a conflict of interest or otherwise in his or her discretion, appoint someone else (who need not be a Director) to chair one or more items of business or resolutions at a general meeting. While acting as chair the appointee may exercise all of the chairperson’s powers and discretions. The chairperson resumes the chair after the appointment concludes.
16.7	Powers of chairperson
(a)	The chairperson is responsible for the general conduct of and procedures at the general meeting.

(b)	The chairperson’s decisions about general conduct and procedures is final.

(c)	At any general meeting, if:
(i)	the chairperson declares that a Resolution or Special Resolution has been carried, or carried by a particular majority, or not carried; and
(ii)	an entry to that effect is recorded in the minutes of proceedings of the Company that declaration is conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against that Resolution or Special Resolution.
16.8	Adjournment of general meeting
The chairperson of a general meeting may adjourn the meeting from time to time and from place to place, but no business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
16.9	Notice of adjourned meeting
If any general meeting is adjourned for more than 1 Month, Members must be given notice of the adjournment in the same manner in which notice was, or ought to have been, given of the original meeting.
16.10	Director entitled to attend and speak
Each Director is entitled to attend and speak at all general meetings.

17.	Voting
17.1	Resolution determined by majority
At a general meeting all Resolutions submitted to the meeting will be decided by a simple majority of votes except where a greater majority is required by this Constitution, the Act or the Listing Rules.
17.2	Casting vote of chairperson
If an equal number of votes occurs on a show of hands or on a poll, the chairperson does not have a casting vote in addition to any votes to which the chairperson may be entitled as a Member, proxy, attorney or representative.
17.3	Method of voting
Every Resolution submitted to the meeting, in the first instance, will be determined by a show of hands unless a poll is demanded under clause 17.4 or the Act either before or on the declaration of the result of the vote on a show of hands.
17.4	Demand for poll
A poll may be demanded on any Resolution by:
(a)	the chairperson;
(b)	at least 5 Members who are present; or
(c)	any 1 or more Members who are present, holding Shares conferring not less than 5% of the total voting rights of all Members having the right to vote on the Resolution.
17.5	Conducting a poll
(a)	The chairperson will decide in each case the manner in which a poll is taken.
(b)	In every case the chairperson must ascertain the number of votes attaching to Shares held or represented by persons voting in favour of a Resolution or Special Resolution and by those voting against the Resolution.
(c)	The chairperson will determine any dispute about admitting or rejecting a vote and that determination made in good faith will be final and conclusive.
17.6	Votes
Subject to this Constitution, the Listing Rules and the rights or restrictions on voting which may attach to or be imposed on any class of Shares:
(a)	on a show of hands every Member present (including each holder of preference Shares who has a right to vote) will have 1 vote; and
(b)	on a poll every Member present (including each holder of preference Shares who has a right to vote) will have 1 vote for each fully paid Share held by that Member and a fraction of a vote for each partly paid Share, equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) for that Share, ignoring any amounts paid in advance of a call.

17.7	Votes by proxy
(a)	A Member who is entitled to attend and cast a vote at a general meeting of the Company may appoint not more than 2 other persons as that Member’s proxy or proxies to attend and vote at the meeting on that Member’s behalf.
(b)	If a Member appoints 1 proxy, that proxy may vote on a show of hands.

(c)	A proxy may demand or join in demanding a poll.
(d)	If a Member is present at any general meeting for which the Member has validly appointed a proxy to attend and vote for the Member:
(i)	the proxy’s authority to speak for the Member is suspended while the Member is present; and
(ii)	the proxy’s authority to vote for the Member on any resolution is not suspended while the Member is present but is revoked by the Member voting in person on that resolution.
(e)	A proxy may vote or abstain as he or she chooses except to the extent that an appointment of the proxy indicates the manner in which the proxy must vote on any resolution. The proxy may only vote or abstain on a poll or show of hands as instructed by proxy appointment.

17.8	Voting if call unpaid on Shares
(a)	Subject to any restrictions affecting the right of any Member or class of Members to attend any meeting, a Member holding Shares on which no calls or other moneys are due and payable to the Company is entitled;
(i)	to receive notices and to attend any general meeting; and
(ii)	to vote and be counted in a quorum,
even though that Member has moneys then due and payable to the Company in respect of other Shares which that Member holds.
(b)	A Member may not vote at any general meeting in respect of those Shares it holds on which calls or other moneys are due and payable to the Company at the time of the meeting.
17.9	Voting by joint holders
(a)	Subject to clause 17.9(b), joint holders of Shares may vote at any meeting either personally or by proxy or by attorney or representative in respect of those Shares as if they were solely entitled to those Shares.
(b)	If more than 1 joint holder is present at any meeting (whether personally, by proxy or by attorney or by representative) and tenders a vote, only the vote of the joint holder whose name appears first on the register will be counted.
(c)	Several legal personal representatives of a deceased Member will for the purpose of this clause be deemed to be joint holders of the Shares registered in the name of that Member.

17.10	Voting by transmittee
A person entitled to transmission of a Share under clause 9 who, at least 48 hours before the time notified for a general meeting (or an adjourned meeting), satisfies the Board of its right to that Share, may vote at that general meeting in respect of that Share as if that person were registered as the holder of the Share.
17.11	Voting by Member of unsound mind
If a Member is of unsound mind, or is someone whose person or estate is liable to be dealt with under a law relating to mental health, that Member’s committee or trustee or other person who properly manages the Member’s estate may, if that person has at least 48 hours before the time notified for a general meeting (or an adjourned meeting) satisfied the Board of its relationship to the Member or the Member’s estate, exercise the Member’s rights in respect of the general meeting as if the committee, trustee or other person were the Member.
17.12	Voting exclusions
If:
(a)	the Listing Rules so require; or
(b)	to ensure that a Resolution or Special Resolution on which the Act requires that particular persons do not cast a vote so that the resolution has a specified effect under the Act; and
(c)	the notice of a general meeting includes any voting exclusion statement specifying that, in relation to particular business to be considered at that general meeting, votes cast by particular persons (whether specified by name or description of particular classes of persons) are to be disregarded by the Company, the Company must not take into account, in determining the votes cast on a resolution relating to that business (whether a Special Resolution or an ordinary Resolution) or for any other purpose, any vote cast or purported to be cast by or on behalf of any of those persons (whether on a show of hands or on a poll) in relation to that resolution except to the extent that the Listing Rules or the Act (as applicable) permit.
17.13	Ruling on entitlements and votes
(a)	An objection raised with the chairperson of a general meeting as to:
(i)	whether a purported voter is qualified; or
(ii)	whether the admission or rejection of a vote by any person present and entitled (or claiming to be entitled) to vote should be admitted or rejected may only be made at the general meeting or adjourned meeting at which the purported voter wishes to vote or the vote objected to is given or tendered.
(b)	In relation to that objection:
(i)	the decision of the chairperson is final and conclusive; and
(ii)	a vote not disallowed as a result is valid and effective for all purposes.

18.	Proxies
18.1	Instrument appointing proxy
The instrument appointing a proxy must be in writing and signed by the appointor or the appointor’s attorney duly authorised in writing, or, if the appointor is a body corporate, by its corporate representative or in accordance with the Act.
18.2	Deposit of proxy with Company
The instrument appointing a proxy and the original power of attorney (if any) under which it is signed, or a certified copy of the power of attorney:
(a)	must be received by the Company at least 48 hours before the time for holding the meeting; and

(b)	may be:
(i)	delivered to the Office; or

(ii)	sent by facsimile received at the Office or at any other place, fax number or electronic address specified for the purpose in the notice of meeting; or
(iii)	otherwise received by any other means permissible under section 250B of the Act.
18.3	Validity of vote given in accordance with proxy
Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a proxy votes, a vote cast by the proxy will be valid even if, before the proxy voted:
(a)	the Member dies;
(b)	the Member is mentally incapacitated;
(c)	the Member revokes the proxy’s appointment;
(d)	the Member revokes the authority under which the proxy was appointed by a third party; or
(e)	the Member transfers the Share for which the proxy was given.
18.4	Form of proxy
(a)	Every instrument of proxy must specify the Member’s name and address, the Company’s name, the proxy’s name or the name of the office held by the proxy and the meetings at which the proxy may be used, and must otherwise comply with the provisions of section 250A of the Act. An appointment of proxy may be a standing one.
(b)	The instrument of proxy may specify the manner in which the proxy is to vote in respect of each of the resolutions to be proposed.
(c)	The instrument of proxy may specify the proportion or number of votes which the proxy may exercise.

(d)	Any instrument of proxy deposited in accordance with this Constitution which does not name the appointee will be deemed to be given in favour of the chairperson of the meeting to which it relates.
19.	Directors
19.1	Number of Directors
The number of Directors must not be less than 6 or more than the number determined by the Directors from time to time.
19.2	No Share qualification
A Director need not hold any Shares in the Company.
19.3	Election of Directors by Company
Subject to clauses 19.4 and 19.6, Directors must be elected by Resolution of the Company in general meeting.
19.4	Directors may fill casual vacancies or appoint additional Directors
(a)	Despite clause 19.3 and subject to clause 19.6, the Directors have power at any time and from time to time to appoint any other person as a Director either to fill a casual vacancy or as an addition to the Board but the total number of Directors must not at any time exceed the maximum number for the time being fixed by or under this Constitution.
(b)	Any Director, except the managing director, appointed under this clause after the Company is admitted to the Official List must retire from office at, and will be eligible for re-election at, the next annual general meeting following his or her appointment.
19.5	Eligibility for election as a Director
Subject to clause 19.6, except where a Director retires from the Board under this Constitution or a person is recommended for appointment by the Board, a person is only eligible for appointment as a Director by Resolution of the Company in general meeting, where the Company receives at its Office at least 30 business days before the relevant general meeting both:
(a)	a nomination of the person by a Member; and

(b)	a consent to that nomination signed by the person nominated for election as a Director.
19.6	[Deleted]

19.6A	Nominations by Mitsui Group
(a)	Where the Mitsui Group holds in aggregate a Relevant Interest in not less than 5% of the ordinary Shares on issue, the Mitsui Group may nominate such number of persons to the Board (Mitsui Group Nominee) as is calculated as follows:
(i)	for as long as the Mitsui Group holds in aggregate a Relevant Interest in at least 15% of the ordinary Shares on issue, the Mitsui Group may nominate:
(A)	one person as a Director, whether or not that person is a Mitsui Associate; and

(B)	one person as a Director who is not a Mitsui Associate,
PROVIDED THAT, if the Relevant Interest held by the Mitsui Group in aggregate would be at least 15% of the ordinary Shares on issue but for the dilutive effect of one or more issues of ordinary Shares made by the Company:
(a)	pursuant to an offer to all holders of fully paid Shares on a pro rata basis in respect of all of the Shares that they hold, including, for the avoidance of doubt, an issue of Shares under a dividend reinvestment plan, a bonus share plan, a dividend selection plan or any other plan which gives holders of Shares the opportunity to accept securities in place of dividend, distribution or interest payments or apply any dividend, distribution or interest payments for the subscription of securities;
(b)	pursuant to a share purchase plan under exception 15 of ASX Listing Rule 7.2;
(c)	pursuant to:
(I)	an employee incentive plan or remuneration arrangements for employees and/or officers of the Company and/or its subsidiaries (as defined in the Act); or
(II)	the exercise of options which are issued under an employee incentive plan or remuneration arrangements for employees and/or officers of the Company and/or its subsidiaries (as defined in the Act); or
(d)	to a third party as consideration (whether in whole or in part) for the acquisition by the Company or its subsidiary (as defined in the Act) from that third party of an asset, business or security,
(each a Dilutive Issue), then the right of the Mitsui Group to nominate two persons as Directors in accordance with this clause 19.6A(a)(i) shall continue for a period of twelve months following the most recent Dilutive Issue, after which time such right will terminate and cease to be of any force or effect (Expiry Date) unless on the Expiry Date the Relevant Interest held by the Mitsui Group in aggregate is at least 15% of the ordinary Shares on issue, in which event this clause 19.6A(a)(i) will continue to be effective; and
(ii)	for as long as the Mitsui Group holds in aggregate a Relevant Interest in at least 5% of the ordinary Shares on issue, the Mitsui Group may nominate one person as a Director whether or not that person is a Mitsui Associate.
(b)	The Mitsui Group may:
(i)	remove any Mitsui Group Nominee nominated under clauses 19.6A(a)(i)(A) and 19.6A(a)(ii) at any time; and
(ii)	in circumstances where a Mitsui Group Nominee nominated under clause 19.6A(a)(i)(B) is due to retire by rotation under clause 20.1 (Mitsui Incumbent Non — Associated Nominee), propose a new nominee under clause 19.6A(a)(i)(B) (provided the requirements of that clause continue to apply at the time of the proposed new nomination) and if such a nomination is made, the Mitsui Incumbent Non — Associated Nominee will not be eligible to offer him or herself for re-election.
(c)	The nomination of a Mitsui Group Nominee under this clause 19.6A or the removal of a Mitsui Group Nominee under clause 19.6A(b)(i) shall be effected by written notice to the Company signed by the company secretary of one of the members of the Mitsui Group.
(d)	The Mitsui Group may not nominate a person as a Mitsui Group Nominee if that person has been removed or, being a Director retiring by rotation, is not re-elected, by resolution of Members.

(e)	Where the Company receives under clause 19.6A(c):
(i)	a notice of nomination, subject to the approval of the nominee by the nomination committee of the Board, acting reasonably, the Directors shall appoint the Mitsui Group Nominee as a Director (unless the Directors reasonably believe that they would be in breach of their fiduciary or statutory duties as Directors if they made such an appointment); and
(ii)	a notice of removal, the Mitsui Group Nominee named in the notice must resign his or her position as a Director forthwith and the Company must ensure this occurs.
(f)	Any Director appointed under this clause after the Company is admitted to the Official List must retire from office at, and will be eligible for re-election at, the next annual general meeting following his or her appointment.
(g)	If a Mitsui Group Nominee is removed, retires and fails to be re-elected by resolution of Members or ceases to hold office as a Director for any reason (other than where the Director retires and is re-elected at the same meeting), the Mitsui Group may, subject to clauses 19.6A(a) and (b), nominate another Mitsui Group Nominee in that person’s place and neither the Directors nor the Company in general meeting may appoint a successor who is not a Mitsui Group Nominee.
(h)	If the Mitsui Group exercises its right to propose a new nominee under clause 19.6A(b)(ii), the Incumbent Non — Associated Nominee shall retire in accordance with clause 20.2 and any replacement Mitsui Group Nominee will be considered for election at that same annual general meeting, unless the Mitsui Group has not complied with clause 19.5 in respect of that new nomination and in which case such Mitsui Group Nominee will be appointed as soon as practicable after the conclusion of that annual general meeting.
(i)	Any Mitsui Group Nominee nominated under clauses 19.6A(a)(i)(A) or 19.6A(a)(ii) who is appointed (either by the Board or by Members) will be taken to have been appointed to represent the interests of the Mitsui Group and section 203D of the Act applies.
19.7	Alternate Director
Subject to the provisions of the Act and the Listing Rules, each Director may from time to time appoint a person (whether or not a Member) to act as an alternate Director in his or her place during any period the relevant Director thinks fit, if a majority of the other Directors approve. Where a Director who is not ordinarily resident in Australia proposes to appoint a person as an alternate Director under this clause, the Directors must approve that appointment unless the Directors reasonably believe that they would be in breach of their fiduciary or statutory duties as Directors in approving such an appointment. The following provisions apply to any alternate Director:

(a)	that Director may be removed or suspended from office by written notice to the Company from the Director who appointed the alternate;
(b)	that Director is entitled to receive notice of Board meetings, to attend meetings (if the appointing Director is not present) and to be counted towards a quorum at meetings;
(c)	that Director is entitled to vote at meetings he or she attends on all Resolutions on which the appointor could vote had that appointor attended and, where that Director is a Director in his or her own right, he or she has a separate vote on behalf of the Director who is represented in addition to his or her own vote;
(d)	that Director may exercise any powers that the appointor may exercise in the appointor’s own right where the appointor is unavailable for any reason except the power to appoint an alternate Director. The action of an alternate Director will be conclusive evidence as against third parties of the unavailability of the appointor;
(e)	that Director automatically vacates office if the appointing Director is removed or otherwise ceases to hold office for any reason other than where a person retires and is re-elected as a Director at the same meeting of members as the retirement occurs;
(f)	that Director, whilst acting as a Director, is responsible to the Company for his or her own acts and defaults and is not deemed to be the appointing Director’s agent;
(g)	that Director is not entitled to receive any remuneration from the Company but is entitled to reimbursement for reasonable travelling and other expenses incurred in attending Board meetings or otherwise on the Company’s business;
(h)	that Director is not to be taken into account in determining the number of Directors for the purposes of this Constitution; and
(i)	that Director may act as an alternate for more than 1 Director.
19.8	Auditor cannot be Director
No auditor of the Company or partner or employee or employer of an auditor can be appointed as a Director or an alternate Director of the Company.
20.	Director’s tenure of office
20.1	Directors’ tenure of office
(a)	Subject to the Act, the Listing Rules and this Constitution and clause 20.1(b), a Director must retire from office or seek re-election by no later than the third annual general meeting following his or her appointment or election or 3 years, whichever is longer.
(b)	This clause does not apply to the managing director. If there is more than 1 managing director, only the first appointed does not have to comply with the requirement to relinquish office as set out in this clause.
20.2	Retirement by rotation
(a)	Unless otherwise determined by a Resolution of the Company, while the Company is admitted to the Official List, at least one Director must retire from office at each annual general meeting unless there has been an election of Directors earlier that year.

(b)	If no Director is required to retire at an annual general meeting under clause 19.4(b) or clause 20.1(a), then the Director to retire under clause 20.2(a) will be the one who has been longest in office since his or her last election.
(c)	As between those who became Directors on the same day, those to retire will, unless they otherwise agree among themselves, be determined by lot.
(d)	A retiring Director may act as a Director throughout the meeting at which he or she retires and at any adjournment.
(e)	This clause does not apply to the managing director. If there is more than 1 managing director, only the first appointed does not have to comply with the requirement to relinquish office as set out in this clause.
20.3	Retiring Director eligible for re-election
Subject to clause 19.6(b)(ii), a Director who retires or whose office is vacated under this Constitution will be eligible for election or re-election to the Board.
20.4	Removal of Director by the Company
The Company may by Resolution remove any Director at any time.
20.5	Vacation of office
(a)	The office of a Director will be automatically vacated if the Director:
(i)	is declared bankrupt;
(ii)	becomes of unsound mind or a person whose person or estate is liable to be dealt with under the laws relating to mental health;
(iii)	is prohibited from being a Director in accordance with any of the provisions of the Listing Rules, the Act or any order made under the Act or the Director’s office is vacated;

(iv)	resigns by giving the Company written notice;
(v)	either personally or by an alternate Director, fails to attend Board meetings for a continuous period of 6 Months without leave of absence from the Board; or
(vi)	is an executive director under an employment or services agreement with the Company and that agreement terminates, unless the Board determines otherwise.
(b)	A Director whose office is vacated under paragraphs (i), (ii) or (iii) will not be eligible for re-election until the disability (or disabilities) referred to is (or are) removed.
21.	Director’s remuneration
21.1	Remuneration for non-executive Directors
(a)	Subject to clause 21.3 and the Listing Rules, the Company in general meeting may from time to time determine the maximum aggregate cash remuneration (Remuneration) to be paid to the Directors for services rendered as Directors. Until a different amount is determined, the Remuneration is $1,000,000 per annum.
(b)	The Directors may divide the Remuneration among themselves in any proportions and in any manner as they may from time to time determine.
(c)	If the Directors do not or are unable to agree as to the apportionment of the Remuneration, it will be divided among them equally.

(d)	The Remuneration:
(i)	accrues from day to day;

(ii)	includes any superannuation payments;
(iii)	excludes any indemnities and insurance premiums paid in accordance with this Constitution; and
(iv)	excludes any remuneration payable to any Director under any executive service contract with the Company or a Related Body Corporate.
21.2	Additional remuneration for extra services
If any Director performs extra services or makes special exertions (at the Board’s request), such as going or living abroad, serving on any Board committee, or otherwise for any Company purpose, the Company may remunerate that Director by paying for those services and exertions. This payment may be either in addition to or in place of any remuneration determined under clause 21.1.
21.3	Remuneration to be in accordance with Listing Rules
Remuneration payable to Directors must comply with the Listing Rules and in particular:
(a)	fees payable to non-executive directors must be by way of a fixed sum, and not by way of a commission on or a percentage of profits or operating revenue;
(b)	the remuneration payable to executive Directors must not include a commission on or a percentage of operating revenue; and
(c)	the total directors’ fees payable to Directors must not be increased without the Members in general meeting first giving their approval.
21.4	Expenses of Directors
In addition to any remuneration, the Company must also pay Directors all travelling and other expenses they incur in attending and returning from Directors’ meetings, any committee of the Directors or any Company general meetings or otherwise in connection with the Company’s business.
22.	Director’s contracts
22.1	Directors not disqualified from holding office or contracting with Company
Except as otherwise provided in the Act or the Listing Rules:
(a)	no Director will be disqualified by virtue of being a Director from holding any office or place of profit (other than as auditor) with the Company or with any company promoted by the Company or with any corporation in which the Company is a member or which is a Member of the Company or in which the Company is otherwise interested;
(b)	no Director will be disqualified by virtue of being a Director from contracting with the Company (whether as vendor, purchaser or otherwise);
(c)	no contract referred to in this clause 22 or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested can be avoided and no Director will be liable to account to the Company for any profit arising from that contract or arrangement or from any office referred to in this clause 22.1 by reason only of that Director holding that office or of the Director’s fiduciary relationship with the Company.
22.2	Director can act in professional capacity
Subject to the Act and the Listing Rules, a Director or a Director’s firm may act in a professional capacity (other than as auditor) for the Company and that Director or that Director’s firm is entitled to remuneration for professional services as if the relevant Director were not a Director.
22.3	Director not to vote on contract in which the Director has a material personal interest
Subject to the Act and the Listing Rules, neither a Director nor his or her alternate may vote at any Board meeting about any contract or arrangement in which the Director has, whether directly or indirectly, a material personal interest. However, that Director may execute or otherwise act in respect of that contract or arrangement.
22.4	Directors to declare interest
(a)	Any Director who has a material personal interest in a matter that relates to the Company’s affairs must give the other Directors notice of that interest, unless the interest is of a type referred to in section 191(2)(a) of the Act, or all of the conditions referred to in section 191(2)(c) of the Act are satisfied.
(b)	The Director must declare the nature and extent of the Director’s interest and the relation of the interest to the Company’s affairs at a Directors’ meeting as soon as possible after the Director becomes aware of his or her interest in the matter.
(c)	A Director who has an interest in a matter may give a standing notice to the other Directors of the nature and extent of that Director’s interest in the matter in accordance with section 192 of the Act.
22.5	Directors to declare potential conflicts
Any Director who holds any office or possesses any property whereby the holding or possession might (whether directly or indirectly) create conflicting duties or interests with those as a Company Director must declare the fact of holding that office or possessing that property, and the nature and extent of any conflict, at the first Directors’ meeting held after he or she becomes a Director or (if already a Director) at the first Director’s meeting held after he or she becomes aware of the relevant facts.
22.6	Secretary to record declarations of Directors
The Secretary must record in the minutes of the meeting any declarations made or notices given by a Director under this Constitution.

23.	Powers of Directors
23.1	Powers of Directors
Subject to the Act and to any provision of this Constitution, the Directors will manage, or cause the management of, the business of the Company. The Directors may pay, or cause to be paid, all expenses incurred in promoting and forming the Company and may exercise, or cause to be exercised, all powers of the Company that are not, by the Act or by this Constitution, required to be exercised by the Company in general meeting.
23.2	Powers to borrow or raise money
Without limiting the generality of the previous clause, the Directors may from time to time at their discretion borrow or raise any sum or sums of money or obtain other financial accommodation for Company purposes and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and on any terms and conditions as they think fit and in particular by the issue or re-issue of bonds, perpetual or redeemable debentures or any mortgage, charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future) including its uncalled or unpaid capital for the time being.
23.3	Directors may vote shares in other corporations
Subject to the Act and the Listing Rules, the Directors may exercise the voting power conferred by the shares in any corporation held by the Company in any manner they think fit, including in circumstances where a Director may be interested in the exercise, such as an exercise in favour of any Resolution appointing a Director as an officer of a corporation or voting or providing for the payment of remuneration to officers of the other corporation.
23.4	Agent or attorney
(a)	The Directors may at any time appoint any person or persons to be a Company agent or attorney for any purpose and with any powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for any period and subject to any conditions as the Directors think fit.
(b)	Any appointment may be made in favour of:
(i)	any company; or
(ii)	the members, directors, nominees or managers of any company or firm; or
(iii)	any fluctuating body of persons (whether nominated by the Directors or otherwise).
(c)	Any document appointing an agent or power of attorney may provide for the protection or convenience of the agent or attorney and of persons dealing with the agent or attorney as the Directors may think fit.
23.5	Sub-delegation of powers
The Directors may authorise any agent or attorney they have appointed to sub-delegate all or any of the powers, authorities and discretions vested in them for the time being.

24.	Executive directors
24.1	Managing director
The Directors may at any time appoint 1 or more Directors to be the managing director or to any other executive office for any period and on any terms they think fit. Subject to the terms of any agreement entered into in any particular case, the Directors may revoke that appointment. An appointment automatically terminates if the appointee ceases to be a Director. If the appointee ceases to be the managing director, that person will also automatically cease to be a Director unless the Board determines otherwise.
24.2	Directors may confer powers on executive directors
The Directors may confer on a managing director or other executive director any of the powers exercisable by the Directors on those terms and conditions and with any restrictions as they think fit. Any powers so conferred may be concurrent with or to the exclusion of their own powers. The Directors may at any time revoke, withdraw, alter or vary all or any of those powers.
24.3	Remuneration of executive directors
Subject to the Listing Rules and the terms of any agreement entered into with any executive director, the Board may fix the remuneration of each executive director which may comprise salary or commission on or participation in profits of the Company, but may not comprise commission on, or a percentage of, operating revenue.
25.	Proceedings of Directors
25.1	Board meetings
The Directors may meet either:
(a)	in person;
(b)	by telephone;
(c)	by audiovisual linkup; or
(d)	by any other instantaneous communications medium for conferring;
for dispatch of business, and adjourn and otherwise regulate their meetings as they think fit.
25.2	Director to be regarded as present at meeting
A Director is regarded as present at a meeting where the meeting is conducted by telephone, audiovisual linkup or other instantaneous communications medium for conferring, if the Director is able to hear, and to be heard by, all others attending the meeting.
25.3	Place of meeting
A meeting conducted by telephone, audiovisual linkup or other instantaneous communications medium for conferring, will be deemed to be held at the place agreed on by the Directors attending that meeting, provided that at least 1 of the Directors present at the meeting was at that place for the duration of the meeting. Meetings may be held outside Australia.

25.4	Convening of Directors meeting
A Director may at any time, and the Secretary on the request of a Director must, convene a meeting of Directors.
25.5	Notice of meeting
Notice of every meeting of Directors must be given to each Director, but failure to give or receive that notice will not invalidate any meeting.
25.6	Directors may act notwithstanding vacancy
The Directors may act despite there being a vacancy on the Board, but if and so long as their number is below the number required for a quorum, they must not act except in an emergency or to fill a vacancy or to summon a general meeting.
25.7	Quorum for Board meetings
At a meeting of Directors, the number of Directors necessary to constitute a quorum is that number as determined by the Directors and, unless otherwise determined, is 5.
25.8	Meeting competent to exercise all powers
A Directors’ meeting at which a quorum is present will be competent to exercise all or any of the powers and discretions vested in or exercisable by the Directors generally.
25.9	Chairperson of Board meetings
The Directors may elect a chairperson and deputy chairperson of their meetings and determine the periods for which they are to hold office. If no chairperson or deputy chairperson is elected or if at any meeting neither the chairperson nor the deputy chairperson is present at the time appointed for the meeting, the Directors present at the meeting may choose 1 of the Directors present to be chairperson of the meeting.
25.10	Documents tabled at meeting
An original document, or a photocopy, facsimile or electronic copy of that document, which is in the possession of, or has been seen by, all Directors attending the Directors’ meeting before, or at the time of, that meeting, is deemed to be a document tabled at that meeting.
25.11	Questions to be decided by majority
Questions arising at any Board meeting will be decided by a majority of votes of Directors present and voting. Subject to the Listing Rules, if the votes cast are equal, the chairperson will have a second or casting vote, but not so where there are only 2 Directors present who are competent to vote on the question at issue.
25.12	Resolution in writing
(a)	A Resolution in writing of which notice has been given to all Directors for the time being entitled to receive notice of that meeting and which is signed by a majority of Directors for the time being entitled to attend and vote at Directors’ meetings will be as valid and effectual as if it had been passed at a Directors’ meeting duly convened and held.
(b)	That Resolution may consist of several documents in like form each signed by 1 or more of the Directors.

(c)	For the purposes of this clause:
(i)	the signature of an alternate Director will be as effective as, and may be substituted for, the signature of an appointing Director; and
(ii)	a signature will be valid if it is transmitted by facsimile, e-mail, or other generally accepted technology.
(d)	The effective date of that Resolution is the date on which the document or any of the counterpart documents was last signed.
25.13	Resolution passed deemed to be determination of Board
Any Resolution properly passed at a duly convened Directors’ meeting at which a quorum is present will be deemed to be a determination by all the Directors or the Board for the purposes of this Constitution.
25.14	Committee powers and meetings
(a)	The Directors may delegate any of their powers to a committee of Directors, a sole Director and/or other persons as they think fit and may revoke that delegation.
(b)	Any committee can exercise the powers delegated to it in accordance with any directions that may from time to time be imposed on it by the Board.
(c)	The meetings and proceedings of any committee consisting of 2 or more Directors will be governed by the provisions of this Constitution regulating the meetings and proceedings of the Directors so far as they are applicable and are not superseded by any direction made by the Board under this clause.
25.15	Validity of acts of Directors
All acts done by any Directors’ meeting or by a committee of the Directors or by any person acting as a Director will be valid even it is discovered afterwards that there was some defect in the appointment or election of that Director or person acting as a Director or that any Director was disqualified or had vacated office or was otherwise not entitled to vote or act.
26.	Secretary
A Secretary or Secretaries of the Company must be appointed by the Directors in accordance with the Act. The Directors may also appoint acting and assistant Secretaries. Those appointments may be for any term, at any remuneration and on any conditions as the Directors think fit and any person so appointed may be removed by the Directors.
27.	Minutes and registers to be kept
27.1	Minutes
The Directors must cause to be entered in minute books of the Company within 1 Month of the relevant meeting, minutes containing details of:
(a)	the names of the Directors present at each Directors’ meeting and meeting of any committee of Directors;

(b)	all declarations made or notices given by any Director (either generally or specifically) of its interest in any contract or proposed contract or of its holding of any office or property whereby any conflict of duty or interest may arise; and
(c)	all Resolutions and proceedings of general meetings of the Company, Directors’ meetings and meetings of any committee of the Directors.
27.2	Minutes to be signed by chairperson
Any minutes of any general meetings of the Company, Directors’ meeting or meetings of any committee of the Directors must be signed by the chairperson of the meeting or by the chairperson of the next succeeding meeting and once signed will constitute prima facie evidence of the matters stated in the minutes.
27.3	Registers
The Directors must cause the Company to keep:
(a)	a register of Members and other registers required under the Act; and
(b)	any other registers or sub-registers required by the Listing Rules or Settlement Rules.
28.	Reserves
28.1	Reserves
Before declaring any dividends, the Directors may set aside out of the Company’s profits any sums they think proper as reserves to be applied to meet contingencies, to equalise dividends, to pay special dividends, to repair, improve or maintain any Company property or for any other purpose the Directors in their absolute discretion consider to be in the Company’s interests. Pending that application, the reserves may, at the Directors’ discretion, be used in the Company’s business or be invested as the Directors think fit (including the purchase of Shares of the Company). The Directors may deal with and vary these investments and dispose of all or any part for the Company’s benefit and may divide the reserves into special reserves as they think fit.
28.2	Carry forward of profits
The Directors may carry forward any profits they consider ought not to be distributed as dividends without transferring those profits to a reserve.
28.3	Revaluation of assets
Subject to the Act, the Directors may revalue any assets of the Company.
29.	Dividends and Distributions
29.1	Power to determine and declare dividends vested in Directors
The power to determine that a dividend is payable and to declare dividends (including interim dividends) is vested in the Directors who may fix the amount and the timing for payment and the method of payment of any dividend in accordance with this Constitution.

29.2	Apportionment of dividends
Subject to this Constitution, the Act, the Listing Rules and the rights of Members entitled to Shares with preferential, special or qualified rights as to dividend, dividends are to be apportioned and paid among the Members in proportion to the amounts paid up (not credited) on the Shares held by them. Any amount paid on a Share in advance of a call will be ignored when calculating the relevant proportion.
29.3	Dividends only payable out of profits
No dividend is payable except out of the Company’s profits. The declaration of the Directors as to the amount of the Company’s profits is conclusive.
29.4	Dividend payable by distribution of assets

(a)	The Directors when declaring a dividend may:
(i)	resolve that the dividend be paid wholly or partly by the distribution of specific assets including bonus Shares or other securities of the Company or any other corporation; and

(ii)	to the extent permitted by law, direct that the dividend be payable
(A)	to particular Members wholly or partly out of any particular fund or reserve or out of profits derived from any particular source; and
(B)	to the remaining Members wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source and may make that direction despite that by doing so the dividend will form part of the assessable income for taxation purposes of some Members and will not form part of the assessable income of others.
(b)	All matters concerning dividends including valuation of assets is determined by the Directors as they think expedient.
29.5	Distribution of securities
If the Company distributes to Members (either generally or to specific Members) securities in the Company or in another body corporate or trust (whether as a dividend or otherwise and whether or not for value), each of those Members appoints the Company as his or her agent to do anything needed to give effect to that distribution, including agreeing to become a Member of that other body corporate.
29.6	Dividends may be payable in foreign currency
(a)	Dividends will be declared in Australian currency.
(b)	The Directors may, if they think fit, determine that any dividend payable to some or all the Members will be paid in a currency or currencies other than Australian currency. For that purpose the Directors may at the time of declaration of the dividend stipulate a date on which they will determine the rate or rates at which the dividend will be converted into the other currency or currencies.
(c)	Payment in another currency or currencies of the amount of any dividend converted under this clause will be deemed as between the Company and all Members to be an adequate and proper payment of the amount of the dividend.

29.7	No interest payable on dividends
Interest is not payable by the Company in respect of any dividend.
29.8	Directors may retain certain dividends
The Directors may retain the dividends payable on Shares to which any person is entitled to become a Member because of death, bankruptcy or other operation of law until that person or a nominated transferee becomes a Member in respect of the Shares.
29.9	Directors may deduct from dividends money payable to Company
The Directors may deduct from any dividend payable to a Member all sums of money presently payable by the Member to the Company on account of calls or otherwise.
29.10	Payment of dividends
(a)	Any dividend, interest or other moneys payable in respect of any Shares may be paid by cheque or by any other method of payment specified by the Directors.
(b)	Where the dividend, interest or other moneys payable in respect of Shares is paid by cheque, the cheque will be sent through the post to:
(i)	the registered address of the Member or person entitled or, in the case of joint holders, to the registered address of that holder whose name appears first on the Register in respect of the joint holding; or
(ii)	that person at that address as the holder or joint holders may in writing direct.
(c)	Every cheque will be made payable to the order of the person to whom it is sent and is at its risk.
29.11	Unclaimed dividends
Except as otherwise provided by law, all dividends unclaimed for 1 year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.
29.12	Dividend Reinvestment Plans
The Directors may implement and in their discretion maintain, on terms and conditions determined by the Directors from time to time, dividend reinvestment plans (a Dividend Reinvestment Plan) for cash dividends paid by the Company in relation to Shares in the capital of the Company to be reinvested by way of subscription for Shares or other securities to be issued and allotted by the Company. Participation in a Dividend Reinvestment Plan will be available to those Members who wish to participate in the Dividend Reinvestment Plan and are eligible to do so under the terms and conditions of the Dividend Reinvestment Plan.
29.13	Amendment of Dividend Reinvestment Plans
The Directors may vary, amend or suspend any terms or conditions of a Dividend Reinvestment Plan as and when they think fit in their discretion.

30.	Capitalising profits
30.1	Capitalising profits
The Directors may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts, arising from a revaluation or sale of assets, or otherwise available for distribution to Members. The sum capitalised will be applied for the benefit of Members (in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend) in one or both of the following ways:
(a)	in or towards paying up any amounts for the time being unpaid on any Shares held by those Members; or
(b)	in paying up in full or in part any unissued Shares or debentures of the Company to be allotted and distributed credited as fully paid to those Members.
30.2	Directors powers in relation to capitalisation of profits
In giving effect to any Resolution for capitalisation under clause 30.1, the Directors may:
(a)	appoint any person to make an agreement on behalf of the Members entitled to benefit from the Resolution where that agreement is required under the Act or is otherwise considered by the Directors to be desirable;
(b)	issue fractional certificates or make cash payments where Shares or debentures become issuable in fractions; and
(c)	otherwise provide for adjusting differences and settling any difficulty arising under the Resolution including a determination that fractions will be disregarded or that a fractional entitlement be increased to the next whole number.
31.	Financial statements
31.1	Financial records
The Directors must cause financial and other records to be kept as required by the Act, the Listing Rules and this Constitution.
31.2	Financial statements to be audited
The financial statements of the Company for each Financial Year must be audited by the auditor in accordance with the Act.
31.3	Auditor
The auditor of the Company is to be appointed and removed from time to time in accordance with the Act.
32.	Inspection of records
Subject to the Act, the Directors may determine whether and to what extent the documents and records of the Company will be open to inspection by any person. This clause does not limit the rights of a Director or former Director under the law.

33.	Notices
33.1	Service of notices by Company
A notice may be given by the Company to any Member in any one of the following ways:
(a)	personally, by giving it to the Member;

(b)	by leaving it addressed to the Member at the Member’s address;

(c)	by facsimile to the Member at the Member’s facsimile number;

(d)	by e-mail to the Member’s electronic address;

(e)	by post by sending it addressed to the Member at the Member’s address;

(f)	or otherwise by any method (including by advertisement) as the Directors may determine.

33.2	Electronic communications
Where the Company is required by the Act or this Constitution to:
(a)	give information in writing;

(b)	provide a signature;

(c)	produce a document;

(d)	record information; or

(e)	retain a document,
that requirement is taken to have been met if the Company uses an electronic communication or an electronic form of the relevant document, and the Company complies with any further requirements of the Electronic Transactions Act 1999 (Cth).
33.3	Notices to joint holders
A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder whose name appears first in the Register and that notice will be sufficient notice to all the joint holders.
33.4	Notice deemed to be served
(a)	Any notice by advertisement will be deemed to have been served on the day of publication of the newspaper containing the advertisement.
(b)	Any notice sent by post will be deemed to have been served on the day following the day on which the notice is posted.
(c)	A notice sent by facsimile or other electronic means will be deemed to have been served on the same day that it is sent.

33.5	Service by post
A notice sent by post will be properly served if the notice was correctly addressed and was posted with the required postage. A certificate in writing signed by any manager, Secretary or other officer of the Company that the notice was so addressed and posted is conclusive evidence of proper service by post.
33.6	Notices to Members whose whereabouts unknown
Where:
(a)	the Company in good faith has reason to believe that a Member is not known at the address shown for that Member in the Register;
(b)	the Company has subsequently made an enquiry at that address as to the whereabouts of the Member; and
(c)	the enquiry either elicits no response or a response indicating that the Member’s present whereabouts are unknown, all future notices will be deemed to be given to the Member if the notice is exhibited in the Office for a period (not including weekends and public holidays) of 48 hours and will be deemed to be duly served at the commencement of that period. This clause will apply unless and until the Member informs the Company that the Member has resumed residence at the Member’s address shown in the Register or notifies the Company of a new address to which the Company may send the Member notices (which new address is deemed to be the Member’s registered place of address).
33.7	Notices binding on transferees
Every person who becomes entitled to any Share by operation of law, transfer or otherwise will be bound by every notice in respect of the Share which, before that person’s name and address is entered on the Register, is duly given to the person from whom title to the Share is derived.
33.8	Notice to deceased or bankrupt Members
Any notice or document given to a Member will be deemed to have been duly given in respect of any Shares held solely or jointly by the Member despite the Member having died or becoming bankrupt and whether or not the Company has notice of the death or bankruptcy until some other person is registered in the Member’s stead as the holder or joint holder.
33.9	Signing notices
The signature to any notice to be given by the Company may be written, printed or provided by electronic means.
33.10	Counting days
Where a given number of days’ notice or notice extending over any other period is required to be given, the day on which notice is deemed to be given will not be counted in the number of days or other period.

34.	Winding up
34.1	Distribution of surplus assets
In a winding up, any assets available for distribution to Members will, subject to the rights of the holders of Shares issued on special terms and conditions, this Constitution, the Act and the Listing Rules, be distributed amongst the Members to return capital paid up on their Shares and distribute any surplus in proportion to the amount paid up (not credited) on Shares held by them.
34.2	Fee or commission paid to liquidator to be approved in general meeting
The Company must not pay any Director or liquidator any fee or commission on the sale or realisation of the whole or part of the Company’s undertaking or assets unless the Company in general meeting approves. The approval must by given at a meeting convened by notice specifying the fee or commission proposed to be paid.
34.3	Distribution in specie
If the Company is wound up (whether voluntarily or otherwise), the liquidator may;
(a)	with the approval of a Special Resolution, divide among the contributories in specie or kind any part of the assets of the Company;
(b)	with the approval of a Special Resolution, vest any part of the assets of the Company in trustees of trusts for the benefit of the contributories or any of them as the liquidator thinks fit; and
(c)	set the values it considers fair and reasonable on any property to be divided and determine how the division is to be carried out.
35.	Indemnity and insurance
35.1	Indemnity
To the extent permitted by law:
(a)	the Company must indemnify each Director and Secretary and each former Director and Secretary, and may indemnify any other officer or former officer of the Company (as that term is defined in section 9 of the Act), against any liability (other than legal costs) incurred in acting as a Director, Secretary, or, where applicable, other officer of the Company other than:
(i)	a liability owed to the Company or a Related Body Corporate;

(ii)	a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H of the Act; or

(iii)	a liability that did not arise out of conduct in good faith;
(b)	the Company must indemnify each Director and Secretary and each former Director and Secretary who is or was, at the request of the Company, serving as a director or secretary of another company against any liability (other than legal costs) incurred in acting as a director or secretary of the other company other than:

(i)	a liability owed to the other company or a Related Body Corporate;
(ii)	a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H of the Act; or
(iii)	a liability that did not arise out of conduct in good faith;
(c)	the Company must indemnify each Director and Secretary, and each former Director and Secretary, and may indemnify any other officer or former officer (as that term is defined in section 9 of the Act), for costs and expenses incurred by a Director, Secretary or, where applicable, other officer of the Company, in defending an action for a liability incurred in acting as a Director, Secretary or, where applicable, other officer of the Company, except for legal costs incurred:
(i)	in defending or resisting any proceedings, whether civil or criminal, in which the Director, Secretary or, where applicable, other officer of the Company, is found to have a liability for which they could not be indemnified under clause 35.1(a) above;
(ii)	in defending or resisting criminal proceedings in which the Director, Secretary or, where applicable, other officer of the Company, is found guilty;
(iii)	in defending or resisting proceedings brought by the ASIC or by a liquidator for a court order if the grounds for making the order are found by the court to have been established, except for costs incurred in responding to actions taken by the ASIC or a liquidator as part of an investigation before commencing proceedings for the court order; or
(iv)	in connection with proceedings for relief to the Director, Secretary or, where applicable, other officer of the Company, under the Act in which the relief is denied by the court;
(d)	the Company must indemnify each Director and Secretary and each former Director and Secretary who is or was, at the request of the Company, serving as a director or secretary of another company for costs and expenses incurred by the Director or Secretary in defending an action for a liability incurred in acting as a director or secretary of the other company, except for legal costs incurred:
(i)	in defending or resisting any proceedings, whether civil or criminal, in which the Director or Secretary is found to have a liability for which they could not be indemnified under clause 35.1(a) above;
(ii)	in defending or resisting criminal proceedings in which the Director or Secretary is found guilty;
(iii)	in defending or resisting proceedings brought by the ASIC or by a liquidator for a court order if the grounds for making the order are found by the court to have been established, except for costs incurred in responding to actions taken by the ASIC or a liquidator as part of an investigation before commencing proceedings for the court order; or
(iv)	in connection with proceedings for relief to the Director or Secretary under the Act in which the relief is denied by the court; and
(e)	the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by a Director, Secretary or, where applicable, other officer (as that term is defined in section 9 of the Act) of the Company, on the condition that the Director, Secretary or, where applicable, other officer of the Company, must repay the amount paid by the Company to the extent that the Company is ultimately found not liable to indemnify the Director, Secretary or, where applicable, other officer of the Company, for those legal costs.
35.2	Insurance
To the extent permitted by law the Company may pay, or agree to pay, a premium for a contract insuring a person who is or has been a Director, Secretary or other officer (as that term is defined in section 9 of the Act), of the Company or of a subsidiary of the Company, other than a liability arising out of:
(a)	conduct involving wilful breach of duty in relation to the Company; or
(b)	a contravention of section 182 or 183 of the Act.